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                                                                    Exhibit 23.1



Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3 No. 333-     ) and related Prospectus of
Key3Media Group, Inc. for the registration of 29,370,693 shares of its common stock, and to the incorporation by reference therein of our report dated February 23, 2001, with respect to the consolidated financial statements and schedule of Key3Media Group, Inc. at December 31, 2000 and for the year then ended included in its Annual Report (Form 10-K) for the year ended December 31, 2000, and of our reports dated August 31, 2001 with respect to the financial statements of BCR Enterprises, Inc. and Next Generation Networks, at December 31, 2000 and for the year then ended included in Form 8-K/A dated November 13, 2001, filed with the Securities and Exchange Commission.



                                             /s/ Ernst & Young LLP


Los Angeles, California
December 21, 2001